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                                                                     Exhibit 3.3

                                     FORM OF
                              CERTIFICATE OF TRUST
                                       OF
                    SLM PRIVATE CREDIT STUDENT LOAN TRUST 20__-_

          THIS Certificate of Trust of SLM PRIVATE CREDIT STUDENT LOAN
TRUST 20__-_ (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. (S) 3801 et seq.) (the "Act").

          1. Name. The name of the statutory trust formed hereby is SLM PRIVATE CREDIT STUDENT LOAN TRUST 20__-_.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase, 500 Stanton Christiana Road, OPS4 / 3rd Floor, Newark, DE 19713 Attention: Institutional Trust Services.

          3. Effective Date. This Certificate of Trust shall be effective upon filling.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                                CHASE MANHATTAN BANK USA,
                                                NATIONAL ASSOCIATION, as trustee


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title: